77Q1(a) Copies of any material amendments to the registrant’s charter or by-laws;

(a)(1)

Revised Schedule A to the Amended and Restated Agreement and Declaration of Trust of the Registrant, incorporated by reference to Exhibit (a)(2) to Post-Effective Amendment No. 68 to this Registration Statement filed with the Commission on February 9, 2010.

(a)(2)

Amended and Restated By-Laws of the Registrant dated December 8, 2005 and as amended as of December 7, 2006, March 4, 2009, September 25, 2009, incorporated by reference to Exhibit (b) to Post-Effective Amendment No. 66 to this Registration Statement filed with the Commission on December 30, 2009.

77Q1(d)   Copies of all constituent instruments defining the rights of the holders of any new class of  securities and of any amendments to constituent instruments referred to in answer to sub-item 77I

(d)(1)	Multiple Class Plan pursuant to Rule 18f-3, incorporated by reference to Exhibit (n) to Post-Effective Amendment No. 65 to this Registration Statement filed with the Commission on October 30, 2009.

77Q1(e)  Copies of any new or amended registrant investment advisory contracts;

(e)(1)

Amended Exhibit A to the Amended and Restated Investment Management Agreement between the Registrant and the Advisor with respect to the Forward Global Infrastructure Fund, the Forward Growth Fund, the Forward Banking and Finance Fund, the Forward Emerging Markets Fund, the Forward HITR Fund, the Forward International Equity Fund, the Forward International Real Estate Fund, the Forward Small Cap Equity Fund, the Forward International Small Companies Fund, the Forward Legato Fund, the Forward Real Estate Fund, the Forward Select Income Fund, the Forward Strategic Realty Fund, the Forward Large Cap Equity Fund, the Forward Long/Short Credit Analysis Fund, the Forward International Fixed Income Fund and the Forward Tactical Growth Fund (collectively the “Forward Series of the Registrant”), incorporated by reference to Exhibit (d)(2) to Post-Effective Amendment No. 64 to this Registration Statement filed with the Commission on September 11, 2009.

(e)(2)

Amended Exhibit B to the Amended and Restated Investment Management Agreement between the Registrant and the Advisor with respect to the Accessor Aggressive Growth Allocation Fund, the Accessor Balanced Allocation Fund, the Accessor Frontier Markets Fund, the Accessor Growth Allocation Fund, the Accessor Growth & Income Allocation Fund, the Accessor Growth Fund, the Accessor High Yield Bond Fund, the Accessor Income Allocation Fund, the Accessor Income & Growth Allocation Fund, the Accessor Investment Grade Fixed-Income Fund, the Accessor International Equity Fund, the Accessor Mortgage Securities Fund, the Accessor Small to Mid Cap Fund, the Accessor Strategic Alternatives Fund, the Accessor U.S. Government Money Fund and the Accessor Value Fund (collectively the “Accessor Series of the Registrant”), incorporated by reference to Exhibit (d)(4) to Post-Effective Amendment No. 66 to this Registration Statement filed with the Commission on December 30, 2009.

(e)(3)

Second Amendment to the Amended and Restated Investment Sub-Advisory Agreement among the Registrant, the Advisor and Pictet Ltd, entered into as of November 1, 2009 with respect to the International Small Companies Fund, incorporated by reference to Exhibit (d)(6)(b) to Post-Effective Amendment No. 66 to this Registration Statement filed with the Commission on December 30, 2009.

(e)(4)

Amendment to the Investment Sub-Advisory Agreement among the Registrant, the Advisor and Pictet Ltd, entered into as of August 1, 2009 with respect to the Forward Emerging Markets Fund, incorporated by reference to Exhibit (d)(7)(b) to Post-Effective Amendment No. 64 to this Registration Statement filed with the Commission on September 11, 2009.

(e)(5)

Third Amendment to the Investment Sub-Advisory Agreement among the Registrant, the Advisor and Pictet Ltd, entered into as of November 1, 2009 with respect to the Forward Emerging Markets Fund, incorporated by reference to Exhibit (d)(7)(c) to Post-Effective Amendment No. 66 to this Registration Statement filed with the Commission on December 30, 2009.

(e)(6)

Investment Sub-Advisory Agreement among the Registrant, the Advisor and Broadmark Asset Management, LLC (“Broadmark”) with respect to the Forward Tactical Growth Fund, incorporated by reference to Exhibit (d)(15) to Post-Effective Amendment No. 64 to this Registration Statement filed with the Commission on September 11, 2009.